                                                                 Exhibit 3.33(a)

                          AGREEMENT OF INCORPORATION


     I.   The undersigned agree to become a corporation by the name of:

                              KERMIT COAL COMPANY

     II. The principal Office or Place of Business of said Corporation will be located in Kermit District, in County of Mingo and State of West Virginia. Its chief works will be located at the same place.

     III. The objects for which this Corporation  is formed are as follows:

     (a) To engage in the mining, producing, buying, handling, manufacturing and selling of coal, and the products and by-products thereof.

     (b) To purchase, lease, or otherwise acquire, hold, sell, convey, or lease to others and dispose of, real estate and personal property and interests therein, of whatever nature and wheresoever situate, for any purpose.

     (c) To buy, own, hold and sell the stocks, bonds and securities of other corporations.

     (d) To do and perform any and all other such things as may be requisite, necessary, incidental or germane to all or any of the purposes and objects hereinbefore set forth.

     IV. The amount of_____ authorized capital stock of said corporation shall be Five Thousand and no/100 dollars, which shall be divided into 5,000 shares of the par value of Ten and no/100 dollars each.

          The amount of capital stock which it will commence business is Fifty Thousand and no/100 Dollars. (50,000) being One Hundred (100) shares of the par value of Ten and no/100 Dollars ($10.00) each.
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     V.   The name and post office addresses of the incorporators and the number of stock subscribed for by each are as follows:

--------------------------------------------------------------------------------
     NAME          P.O. Address           No. of      No. of Shares of Total No.
                                         Shares of    Preferred Stock  of Shares
                                        Common Stock
--------------------------------------------------------------------------------
Aaron M. Damron  Kermit, West Virginia    80                             80
--------------------------------------------------------------------------------
Ellen M. Damron  Kermit, West Virginia    10                             10
--------------------------------------------------------------------------------
Elias Damron     Kermit, West Virginia    10                             10
--------------------------------------------------------------------------------

     WE THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia do make and file this Agreement and we have accordingly hereunto set our respective hands this ____ day of November, 1968.

                                             /s/ Aaron M. Damron
                                             ----------------------
                                             (Aaron M. Damron)

                                             /s/ Ellen M. Damron
                                             ----------------------
                                             (Ellen M. Damron)


                                             /s/ Elias Damron
                                             ----------------------
                                             (Elias Damron)

STATE OF WEST VIRGINIA

COUNTY OF MINGO

[ILLEGIBLE]